EXHIBIT 21
                         SUBSIDIARIES OF
              THE READER'S DIGEST ASSOCIATION, INC.

Argentina
   Reader's Digest Argentina S.A.

Australia
   The Reader's Digest Association Pty. Limited
      Reader's Digest (Australia) Pty. Ltd.

Austria
   Verlag Das Beste GmbH

Belgium
   N.V. Reader's Digest S.A.
   Reader's Digest World Services, S.A.

Brazil
   Reader's Digest Brasil Ltda.

Canada
   The Reader's Digest Association (Canada) Ltd.
      Quality Service Plan, Inc. Canada

Chile
   Reader's Digest Chile Limitada

Colombia
   Reader's Digest Colombia S.A.

Czech Republic
   Reader's Digest Vyber s.r.o.

Denmark
   Forlaget Det Beste A/S

England
   The Reader's Digest Association Limited
      Berkeley Magazine Ltd.
      Money Magazine Limited
      Reader's Digest (Family Insurance Services) Limited
      The Reader's Digest Association (Ireland) Limited
      David & Charles plc
         Reader's Union Limited
   Victoria House Publishing, Ltd.
   Reader's Digest European Systems Ltd.
   Reader's Digest New Country Development Europe Limited

Finland
   Oy Valitut Palat - Reader's Digest Ab

France
   Selection du Reader's Digest S.A.

Germany
   Verlag Das Beste GmbH
      Optimail/Direcktwerbeservice GmbH
      Pegasus Buch-und Zeitschriften - Vertriebsgesellschaft.mbH

Hong Kong
   Reader's Digest Association Far East Limited
      Asian Qualiproducts Services, Limited
   Reader's Digest Asia, Ltd.
   Reader's Digest (East Asia) Limited
      Reader's Digest Global Advertising Ltd.
      Reader's Digest (Malaysia) Sdn. Bhd
   R.D. Properties, Ltd.

Hungary
   Reader's Digest Kiado KFT

Italy
   Selezione Dal Reader's Digest S.p.A.

Japan
   The Reader's Digest Ltd.

Mexico
   Caribe Condor S.A. de C.V.
      Reader's Digest Mexico, S.A. de C.V.

Netherlands
   Uitgeversmaatschappij The Reader's Digest N.V.
      Distrimedia Services B.V.

New Zealand
   The Reader's Digest Association (New Zealand) Limited

Norway
   Det Beste A/S

Peru
   Reader's Digest Peru, S.A.

Philippines
   Reader's Digest (Philippines) Inc.

Poland
   Reader's Digest Przeglad Sp.z o.o.

Portugal
   Seleccoes do Reader's Digest (Portugal) S.A.
   Euroseleccoes - Publicacoes E Artigos Promocionais, Lda.


Russia
   Joint Stock Company "Publishing House Reader's Digest

South Africa
   The Reader's Digest Association South Africa Pty. Limited
      Reader's Digest Investments (Pty.) Limited
      AA The Motorists Publications (Pty.) Limited (50% ownership)

Spain
   Reader's Digest Selecciones S.A.

Sweden
   Reader's Digest Aktiebolag

Switzerland
   Das Beste aus Reader's Digest AG

Thailand
   Reader's Digest (Thailand) Limited

United States*
   Ardee Music Publishing, Inc.
   Joshua Morris Publishing, Inc.
   NetGet Ltd.  (80% ownership)
   Pegasus Investment, Inc.
   Pegasus Sales, Inc.
   Pleasantville Music Publishing, Inc.
   QSP, Inc.
      Gift USA, Inc.
      VideOvation, Inc.
      QSP Distribution Services, Inc.
      Family Reading Program Corp.
   R.D. Manufacturing Corporation
   RD Publications, Inc.
      Travel Publications, Inc.
         RD Member Services Inc.
      Home Service Publications, Inc.
      Retirement Living Publishing Company, Inc.
   Reader's Digest Entertainment, Inc.
   Reader's Digest Latinoamerica, S.A.
   Reader's Digest Sales and Services, Inc.
   Reader's Digest Sub Six, Inc.
   Reader's Digest Sub Seven, Inc.
   Reader's Digest Young Families, Inc.
   SMDDMS, Inc.
   The Reader's Digest Association (Russia) Incorporated
   W. A. Publications, Inc.
_____________________
*   All are Delaware corporations except W.A. Publications,
   Inc., a New York corporation.